Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of eSpeed, Inc. and subsidiaries of our report dated March 15, 2007, August 21, 2007 as to the effects of the restatement discussed in Note 21 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 21), and our report relating to management’s report on the effectiveness of internal control over financial reporting dated March 15, 2007, August 21, 2007 as to the effects of the material weakness described in management’s report (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting), appearing in the Annual Report on Form 10-K/A of eSpeed, Inc. & subsidiaries for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectuses, which are part of these Registration Statements.

Filed on Form S-3

Registration Statement No. 333-52154

Filed on Form S-8

Registration Statement No. 333-34324

Registration Statement No. 333-49056

/s/ Deloitte & Touche LLP

New York, New York

August 21, 2007